UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

Appointment of New Chief Executive Officer

On April 28, 2017, Great Lakes Dredge & Dock Corporation (the “Company”) announced that Lasse J. Petterson has been appointed Chief Executive Officer, effective May 1, 2017. Mr. Petterson will succeed Mark W. Marinko, who has been serving as the Company’s Interim Chief Executive Officer since January 3, 2017. Mr. Marinko will continue to serve as the Company’s Senior Vice President and Chief Financial Officer. Mr. Petterson currently serves, and will continue to serve, as a member of the Company’s board of directors (the “Board”).

Prior to his employment with the Company, Mr. Petterson was a private consultant to clients in the Oil & Gas sector.  Mr. Petterson served as Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (“CB&I”) from 2009 to 2013.  Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world.  He was also President and Chief Operating Officer of AMEC Inc. USA, a British multinational consulting, engineering and project management company.  Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway over the course of 20 years.  He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor.

The Company entered into an employment agreement with Mr. Petterson effective April 28, 2017 (the “Employment Agreement”) which continues until its fourth anniversary and is automatically extended for successive two-year periods unless the executive or the Company gives the other written notice 90 days in advance of the next renewal period. Mr. Petterson will be paid an annual base salary of $700,000, subject to increase by the Board, or decrease by up to 10 percent if there is a salary reduction affecting substantially all executive or managerial employees. Mr. Petterson will be eligible to participate in the annual performance bonus plans, long-term incentive plans, and any equity-based plans established by the Company for its senior executive officers. For 2017, Mr. Petterson will be granted a long-term equity award of $870,000 and will be eligible for two sign-on bonuses, each in the amount of $250,000 and payable in restricted stock, provided Mr. Petterson meets certain requirements regarding the purchase of the Company’s equity on the open market. Each such sign-on bonus grant will cliff-vest as follows:  fifty percent (50%) vesting after twelve (12) months of continuous employment as Chief Executive Officer from the grant date, and fifty percent (50%) vesting after eighteen (18) months of continuous employment as Chief Executive Officer from the grant date. Mr. Petterson will be eligible to participate in any employee benefit plans offered by the Company, including the Supplemental Savings Plan, and must comply with any guidelines and policies of the Company regarding stock retention.

In connection with Mr. Petterson’s permanent relocation to the Oak Brook, Illinois area, the Employment Agreement requires that the Company provide him with relocation benefits, which include payment of moving expenses and payment or reimbursement of expenses related to the sale of Mr. Petterson’s current residence, not to exceed $100,000 in the aggregate. Taxes related to the foregoing shall also be reimbursed. In addition, the Company will pay Mr. Petterson a one-time miscellaneous relocation benefit of $40,000, which shall not be grossed up for taxes. If, within two years of the start date of his Employment Agreement, Mr. Petterson voluntarily terminates his employment (other than as a result of a resignation for Good Reason, as defined in the Employment Agreement), he is required to reimburse the Company for all payments made by us in connection with the provision of relocation benefits to him.

If Mr. Petterson is terminated without Cause (as defined in the Employment Agreement) or if Mr. Petterson voluntarily resigns his employment for Good Reason, he is entitled to his base salary, pro rata portion of his target annual incentive and Supplemental Savings Plan benefits through the date of termination, plus a payment equal to the sum of 12 months of base salary plus his target annual incentive, 18 months’ age and vesting credit for any unvested equity awards, provided Mr. Petterson has served as Chief Executive Officer for at least two consecutive years, and continued coverage under the Company’s medical and dental plans for up to 12 months following the last day of employment for which Mr. Petterson is compensated as an active employee of the Company (the “Termination Date”). If within twenty-four months of a Change in Control (as defined in the Employment Agreement), the Company terminates the employment of Mr. Petterson other than for Cause or if Mr. Petterson voluntarily resigns his employment for Good Reason, the Company will pay Mr. Petterson, in lieu of any cash severance payment, a change in control payment equal to: (a) two (2) times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination; and (b) the pro rata portion of his annual incentive and Supplemental Savings Plan benefits earned through the Termination Date. In the event of such a termination, Mr. Petterson is also entitled to continued coverage under the Company’s health plans for up to 24 months following the Termination Date and full vesting of any outstanding unvested equity awards.

If the Company elects not to renew the Employment Agreement for Mr. Petterson during the Initial Employment Term (as defined in the Employment Agreement), then Mr. Petterson shall receive full vesting of any unvested equity awards irrespective of whether his employment is subsequently terminated.  If the Company elects not to renew the Employment Agreement for Mr. Petterson during any Renewal Term (as defined in the Employment Agreement) and, within twelve (12) months of the end of the Renewal Term, terminates Mr. Petterson’s employment without Cause or Mr. Petterson voluntarily resigns his employment for Good Reason, then Mr. Petterson shall receive full vesting of any unvested equity awards.

Mr. Petterson is entitled to full vesting of any unvested equity awards in the event he gives at least twelve (12) months’ notice of retirement, provided he has served as Chief Executive Officer for at least six (6) continuous years.

During the employment term and for eighteen months following the Termination Date, Mr. Petterson is subject to confidentiality provisions and restrictive covenants, including non-competition and non-solicitation covenants.

The foregoing description of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On April 28, 2017, Great Lakes Dredge & Dock Corporation issued a press release announcing the appointment of Mr. Petterson as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of April 28, 2017 between Great Lakes Dredge & Dock Corporation and Lasse J. Petterson

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated May 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

By:	/s/ Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer

Date: May 1, 2017

EXHIBIT INDEX

Number	Document Description

10.1	Employment Agreement, dated as of April 28, 2017 between Great Lakes Dredge & Dock Corporation and Lasse J. Petterson

99.1	Press release of Great Lakes Dredge & Dock Corporation, dated May 1, 2017